UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 30, 2020

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

2020 Annual Meeting of Stockholders

The Board of Directors (the “Board”) of Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”), has scheduled the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) for December 2, 2020. The 2020 Annual Meeting will be held virtually. The exact time of the 2020 Annual Meeting and the logistics for attending the meeting virtually will be specified in the Company’s notice and proxy statement for the 2020 Annual Meeting. The Board has fixed the close of business on October 1, 2020, as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting or any adjournment or postponement thereof. Because the date of the 2020 Annual Meeting is not being delayed by more than 30 days from the anniversary date of the Company’s 2019 annual meeting of stockholders, there is no change to the applicable deadlines for the submission of stockholder proposals for the 2020 Annual Meeting.

Establishment of Compensation Committee and Nominating and Corporate Governance Committee
On September 30, 2020, the Board established a Compensation Committee and a Nominating and Corporate Governance Committee.

Compensation Committee
The Compensation Committee was formed for the purpose of assisting the Board in fulfilling its responsibilities with respect to officer and director compensation. The Compensation Committee will assist the Board on compensation decisions by: (1) reviewing and approving the Company’s corporate goals with respect to compensation of executive officers; (2) reviewing and acting on compensation levels and benefit plans for the executive officers; (3) recommending to the Board compensation for all non-employee directors, including the Board and committee retainers, meeting fees and equity-based compensation; (4) administering and granting awards under the Company’s Employee and Director Long-Term Incentive Plan; and (5) setting the terms and conditions of such awards in accordance with the Employee and Director Long-Term Incentive Plan. The Compensation Committee fulfills these responsibilities in accordance with the Compensation Committee Charter, current laws, rules and regulations. The Compensation Committee Charter is posted on the Company’s website at www.steadfastliving.com. The Chairperson of the Compensation Committee will receive an additional annual cash retainer in the amount of $10,000.

The Compensation Committee is comprised solely of independent directors as set forth below:

Compensation Committee
Ned W. Brines (Chairperson)
G. Brian Christie
Thomas H. Purcell

Nominating and Corporate Governance Committee
The primary focus of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to director nominations, corporate governance, Board and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee will assist the Board in this regard by: (1) identifying individuals qualified to serve on the Board, consistent with criteria approved by the Board, and recommending that the Board select a slate of director nominees for election by stockholders at the annual meeting of stockholders; (2) developing and implementing the process necessary to identify prospective members of the Board; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the Board; (4) overseeing an annual evaluation of the Board, each of the committees of the Board and management; (5) developing and recommending to the Board a set of corporate governance principles and policies; (6) periodically reviewing the Company’s corporate governance principles and policies and suggesting improvements thereto to the Board; and (7) considering and acting on any conflicts-related matter required by the Company’s organizational documents or otherwise permitted by Maryland law where the exercise of independent judgment by any of the Company’s directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving any of the Company’s affiliates. The

Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations. The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.steadfastliving.com. The Chairperson of the Nominating and Corporate Governance Committee will receive an additional annual cash retainer in the amount of $10,000.
The Nominating and Corporate Governance Committee is comprised solely of independent directors as set forth below:

Nominating and Corporate Governance Committee
G. Brian Christie (Chairperson)
Ned W. Brines
Stephen R. Bowie

Change in Composition of the Audit Committee, Valuation Committee and Investment Committee
On September 30, 2020, the Board determined to change the composition of the Audit Committee, Valuation Committee and Investment Committee. Previously, all five independent directors served on each of these committees. Going forward, each committee will be comprised of three independent directors as follows:

Audit Committee
Kerry D. Vandell (Chairperson)
G. Brian Christie
Ned W. Brines

Valuation Committee
Thomas H. Purcell (Chairperson)
Kerry D. Vandell
Stephen R. Bowie

Investment Committee
Stephen R. Bowie (Chairperson)
Thomas H. Purcell
Kerry D. Vandell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	October 6, 2020	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer